Pennant Reports 2020 Third Quarter Results

Conference Call and Webcast scheduled for tomorrow, November 11, 2020 at 10:00 am MT

EAGLE, Idaho – November 10, 2020 (GLOBE NEWSWIRE) - The Pennant Group, Inc. (NASDAQ: PNTG), the parent company of the Pennant group of affiliated home health, hospice and senior living companies, today announced its operating results for the third quarter of fiscal year 2020, reporting GAAP diluted earnings per share of $0.15 for the quarter and adjusted diluted earnings per share of $0.18 for the quarter(1).

Third Quarter Highlights

▪Total revenue was $98.4 million, an increase of $10.0 million or 11.3% over the prior year quarter;

▪GAAP earnings per share was $0.15, an increase of 150.0% over the prior year quarter, adjusted earnings per share was $0.18, an increase of 63.6% over the spin-adjusted prior year quarter(2), and adjusted EBITDA for the third quarter was $8.6 million, an increase of $2.1 million or 32.0% over the prior year quarter;

▪Home Health and Hospice Services segment revenue was $64.4 million, an increase of $9.2 million or 16.7% over the prior year quarter, and segment adjusted EBITDAR from operations(3) was $13.5 million, an increase of $5.0 or 59.2% over the prior year quarter;

▪Total home health admissions were 6,771, an increase of 28.8% sequentially over the second quarter and 21.9% over the prior year quarter, and total home health Medicare admissions were 3,418, an increase of 39.0% sequentially over the second quarter and 31.4% over the prior year quarter;

▪Hospice average daily census was 2,177, an increase of 21.8% over the prior year quarter, and hospice total admissions were 2,133, an increase of 25.4% over the prior year quarter; and

▪Senior Living Services segment revenue was $34.0 million, an increase of $0.8 million or 2.4% over the prior year quarter, segment adjusted EBITDAR from operations(3) was $11.7 million, an increase of 1.0% over the prior year quarter, and average monthly revenue per occupied unit was $3,173, an increase of 2.0% over the prior year quarter.

(1)	See "Reconciliation of GAAP to Non-GAAP Financial Information.”
(2)
Third quarter 2019 spin-adjusted earnings per share of $0.11 modifies adjusted earnings per share of $0.16 for the quarterly impact of several items, including rent modifications that occurred as a result of the spin-off, interest expense, and general and administrative expenses associated with being a public company.

(3)	Segment Adjusted EBITDAR from Operations is defined and outlined in Note 6 on Form 10-Q and is the segment GAAP measure of profit and loss.

Operating Results

Daniel Walker, Pennant’s Chief Executive Officer, commented, “We are pleased to report strong third quarter results as our local leaders continue to drive improved clinical and financial outcomes despite a challenging operating environment. Earlier this year we increased our 2020 annual adjusted earnings per share guidance by approximately 34% over our initial earnings guidance. We are again revising upward our 2020 adjusted earnings per share guidance to a range of $0.75 to $0.80. We also announce 2021 annual revenue guidance of $430 million to $440 million and annual adjusted earnings per share guidance of $0.89 to $0.99, the midpoints of which represent increases of 14.2% and 21.3%, respectively, over our revised 2020 annual guidance. Our results are a testament to the ownership of leaders across Pennant who have shown their resourcefulness and adaptability in the face of complex regulatory and operating environments. Quarter after quarter, we continue to see leaders throughout the organization step forward in new ways and elevate their operations to new heights.”

Commenting on the operating results, Mr. Walker reported, “Our home health and hospice segment continues to produce impressive results. Segment revenue increased 16.7% over the prior year quarter to $64.4 million, while segment adjusted EBITDA increased 63.3% over the prior year quarter to $12.7 million. Clinically, our discharge to community and acute care hospitalization rates continue to trend better than national averages as our local leaders and their clinical and resource partners relentlessly drive clinical quality. Across the segment, the depth and quality of our leadership pipeline continue to improve, leading to growth in our existing agencies and the increased capacity to acquire new operations with built-in upside.” Mr. Walker continued, “The strides being made clinically and financially across our home health and hospice business, combined with our strong balance sheet and steady pipeline of acquisition opportunities, give us confidence in our ability to continue generating impressive results in the fourth quarter and beyond.”

“In our senior living segment, we are pleased with the resilience demonstrated by our local leaders and the results we have achieved,” said Mr. Walker, "and we believe this will position our senior living business to produce continued strong results as operating conditions improve. In the months leading up to the onset of COVID-19, our senior living communities were experiencing occupancy gains that outpaced national averages as reported by various industry sources. Although we experienced occupancy declines during the early months of the pandemic, our local teams developed programs to attract new residents and improve the care and quality of life experienced by residents within our communities. These efforts led us to achieve slight occupancy increases in September and October and increase segment EBITDAR over the prior year quarter. We remain committed to driving significant long-term value in our senior living segment.”

During the quarter and since, the Company announced that it completed the acquisition of four home health agencies and two hospice agencies, closed on our previously announced home health joint venture with Scripps Health, a leading nonprofit integrated health system based in San Diego, California, and successfully started two hospice agencies. These transactions bring the total number of operations acquired or started in 2019 and since to 27. “These various transactions are just some of many tools for growth that we deploy based on our leadership pipeline and local market conditions. While we are pleased with the depth and pace of our investment activity over the past two years—all through a complex spin-off transaction, a significant reimbursement change and a global pandemic—we are excited about the opportunities on the horizon and have never been better equipped to execute on our disciplined growth strategy. We have the balance sheet strength, access to capital and, most importantly, the talented local teams supported by expert resources to evaluate and transact quickly and smoothly on a number of deals in the foreseeable future,” said Derek Bunker, Pennant’s Chief Investment Officer.

Jennifer Freeman, Pennant’s Chief Financial Officer, noted that the Company ended the third quarter with $8.3 million cash on hand and $70.0 million availability on its $75.0 million revolving line of credit. Ms. Freeman noted that the Company's results and cash position do not include any funds from the Provider Relief Fund established through the Coronavirus Aid, Relief, and Economic Security (CARES) Act, which the Company rejected and returned during the second quarter. Highlighting the strength of the Company’s balance sheet, Ms. Freeman reported the Company had a lease-adjusted net debt-to-adjusted EBITDAR ratio of 4.14x at quarter end, and strong and stable lease coverage ratios. “Our leverage ratios continue to improve, further bolstering our already strong balance sheet. We continue to produce consistent cash flows and remain disciplined about recycling that cash into new investment opportunities at attractive rates. We are pleased with the progress we’ve made since the spin-off from Ensign on our credit and capital positions, which provide increased capacity for strategic growth in the near and mid term,” said Ms. Freeman.

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share, net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release. More complete information is contained in the company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020, which has been filed with the SEC today and can be viewed on the company’s website at www.pennantgroup.com.

Management Guidance

Management increased its 2020 annual adjusted earnings per diluted share guidance to a range of $0.75 to $0.80 and affirmed its annual revenue guidance of $376 million to $386 million.

For the full year 2021, the Company provides the following guidance:

•Total revenue is anticipated to be in the range of $430 million to $440 million, the midpoint of which represents an increase of 14.2% over the midpoint of our full year 2020 revenue guidance.

•Adjusted earnings per share is anticipated to be in the range of $0.89 to $0.99 per diluted share, the midpoint of which represents an increase of 21.3% over the midpoint of our full year 2020 adjusted earnings per share guidance.

The Company’s 2021 annual guidance is based on diluted weighted average shares outstanding of approximately 30.8 million and a 25.8% effective tax rate. In addition, the guidance assumes, among other things, anticipated reimbursement rate adjustments, no unannounced acquisitions, and the estimated ongoing effect of COVID-19. It excludes costs at start-up operations, share-based compensation, acquisition-related costs and certain redundant or nonrecurring general and administrative costs incurred during the transition services period.

Conference Call

A live webcast will be held tomorrow, November 11, 2020 at 10:00 a.m. Mountain time (12:00 p.m. Eastern time) to discuss Pennant’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Pennant’s website at https://investor.pennantgroup.com. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Mountain time on Friday, December 11, 2020.

About Pennant

The Pennant Group, Inc. is a holding company of independent operating subsidiaries that provide healthcare services through 75 home health and hospice agencies and 54 senior living communities located throughout Arizona, California, Colorado, Idaho, Iowa, Montana, Nevada, Oklahoma, Oregon, Texas, Utah, Washington, Wisconsin and Wyoming. Each of these businesses is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Pennant Group, Inc. has direct operating assets, employees or revenue, or that any of the home health and hospice businesses, senior living communities or the Service Center are operated by the same entity. More information about Pennant is available at www.pennantgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Pennant’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Pennant does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

The Pennant Group, Inc.
(208) 506-6100
ir@pennantgroup.com

SOURCE: The Pennant Group, Inc.

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in thousands, except for per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenue	$98,397	$88,398	$282,986	$249,039

Expense
Cost of services	75,486	68,286	213,834	190,053
Rent—cost of services	9,721	8,538	29,194	25,368
General and administrative expense	7,500	8,577	21,699	23,710
Depreciation and amortization	1,212	1,071	3,434	2,843
Total expenses	93,919	86,472	268,161	241,974
Income from operations	4,478	1,926	14,825	7,065
Other income (expense):
Other income	225	—	225	—
Interest expense, net	(192)	—	(896)	—
Other expense, net	33	—	(671)	—
Income before provision for income taxes	4,511	1,926	14,154	7,065
Provision for income taxes	104	123	2,430	91
Net income	4,407	1,803	11,724	6,974
Less: net income attributable to noncontrolling interest	—	279	—	629
Net income and other comprehensive income attributable to The Pennant Group, Inc.	$4,407	$1,524	$11,724	$6,345
Earnings per share(1):
Basic	$0.16	$0.06	$0.42	$0.25
Dilutive	$0.15	$0.06	$0.39	$0.25
Weighted average common shares outstanding:
Basic	28,055	27,834	27,967	27,834
Dilutive	30,243	27,834	29,955	27,834

(1)
The total number of common shares distributed on October 1, 2019 of 27,834 is being utilized for the calculation of basic and diluted earnings per share for all prior periods, as no common stock was outstanding prior to the date of the Spin-Off..

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$8,320	$402
Accounts receivable—less allowance for doubtful accounts of $559 and $677, respectively	35,865	32,183
Prepaid expenses and other current assets	9,266	6,098
Total current assets	53,451	38,683
Property and equipment, net	19,056	14,644
Right-of-use assets	309,621	316,328
Escrow deposits	6,287	1,400
Restricted and other assets	2,469	1,955
Intangible assets, net	35	45
Goodwill	49,093	41,233
Other indefinite-lived intangibles	40,098	33,462
Total assets	$480,110	$447,750
Liabilities and equity
Current liabilities:
Accounts payable	$7,773	$8,653
Accrued wages and related liabilities	18,443	16,343
Lease liabilities—current	13,897	12,285
Other accrued liabilities	43,156	13,911
Total current liabilities	83,269	51,192
Long-term lease liabilities—less current portion	297,903	304,044
Other long-term liabilities	8,903	2,877
Long-term debt, net	696	18,526
Total liabilities	390,771	376,639
Commitments and contingencies
Equity:
Common stock, $0.001 par value; 100,000 shares authorized; 28,585 and 28,119, shares issued and outstanding at September 30, 2020, respectively, and 28,435 and 27,853 shares issued and outstanding at December 31, 2019, respectively.	28	28
Additional paid-in capital	81,451	74,882
Retained Earnings (Accumulated Deficit)	7,925	(3,799)
Treasury Stock, at cost, 3 shares at September 30, 2020	(65)	—
Total equity	89,339	71,111
Total liabilities and equity	$480,110	$447,750

THE PENNANT GROUP, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
The following table presents selected data from our condensed consolidated and combined statement of cash flows for the periods presented:

	Nine Months Ended September 30,
	2020	2019

Net cash provided by operating activities	$53,087	$12,196
Net cash used in investing activities	(27,578)	(22,506)
Net cash (used in)/provided by financing activities	(17,591)	10,316
Net increase in cash	7,918	6
Cash at beginning of year	402	41
Cash at end of year	$8,320	$47

THE PENNANT GROUP, INC.
REVENUE BY SEGMENT
(unaudited, dollars in thousands)

The following tables sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$25,162	25.5%	$21,307	24.1%
Hospice	33,440	34.0	29,188	33.0
Home care and other(a)	5,777	5.9	4,676	5.3
Total home health and hospice services	64,379	65.4	55,171	62.4
Senior living services	34,018	34.6	33,227	37.6
Total revenue	$98,397	100.0%	$88,398	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

	Nine Months Ended September 30,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Home health and hospice services
Home health	$67,430	23.8%	$61,532	24.7%
Hospice	96,503	34.1	76,866	30.8
Home care and other(a)	15,192	5.4	13,098	5.3
Total home health and hospice services	179,125	63.3	151,496	60.8
Senior living services	103,861	36.7	97,543	39.2
Total revenue	$282,986	100.0%	$249,039	100.0%

(a)	Home care and other revenue is included with home health revenue in other disclosures in this press release.

THE PENNANT GROUP, INC.
SELECT PERFORMANCE INDICATORS
(unaudited)

The following table summarizes our overall home health and hospice performance indicators for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Home health services:
Total home health admissions	6,771	5,556	18,166	16,723
Total Medicare home health admissions	3,418	2,601	8,686	7,879
Average Medicare revenue per 60-day completed episode(a)	$3,448	$3,122	$3,311	$3,130
Hospice services:
Total hospice admissions	2,133	1,701	5,763	4,654
Average daily census	2,177	1,788	1,934	1,625
Hospice Medicare revenue per day	$164	$163	$164	$164

(a)	Recast prior period metrics based upon current methodology.

The following table summarizes our senior living performance indicators for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Occupancy	76.8%	79.6%	78.5%	79.9%
Average monthly revenue per occupied unit	$3,173	$3,111	$3,195	$3,110

THE PENNANT GROUP, INC.
REVENUE BY PAYOR SOURCE
(unaudited, dollars in thousands)

The following table presents our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$45,477	46.2%	$37,413	42.3%
Medicaid	13,932	14.2	12,780	14.5
Subtotal	59,409	60.4	50,193	56.8
Managed Care	8,174	8.3	7,553	8.5
Private and Other(a)	30,814	31.3	30,652	34.7
Total revenue	$98,397	100.0%	$88,398	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

	Nine Months Ended September 30,
	2020		2019
	Revenue Dollars	Revenue Percentage	Revenue Dollars	Revenue Percentage

Revenue:
Medicare	$125,091	44.2%	$102,812	41.3%
Medicaid	42,639	15.1	34,317	13.8
Subtotal	167,730	59.3	137,129	55.1
Managed Care	22,949	8.1	21,428	8.6
Private and Other(a)	92,307	32.6	90,482	36.3
Total revenue	$282,986	100.0%	$249,039	100.0%

(a)	Private and other payors in our home health and hospice services segment includes revenue from all payors generated in home care operations.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income (loss) attributable to The Pennant Group, Inc.	$4,407	$1,524	$11,724	$6,345
Add: Net income attributable to noncontrolling interest	—	279	—	629
Net income (loss)	4,407	1,803	11,724	6,974

Non-GAAP adjustments
Costs at start-up operations(a)	767	64	1,523	390
Share-based compensation expense(b)	2,102	268	6,017	1,395
Depreciation and amortization - patient base(c)	—	6	—	35
Acquisition related costs(d)	—	72	—	613
Spin-off related transaction costs(e)	—	3,372	—	8,020
Transition services costs(f)	387	158	1,197	208
Net COVID-19 related costs(g)	(307)	—	853	—
Provision for income taxes on Non-GAAP adjustments(h)	(1,788)	(1,355)	(3,696)	(4,376)
Non-GAAP net income	$5,568	$4,388	$17,618	$13,259

Dilutive Earnings Per Share As Reported
Net Income	$0.15	$0.06	$0.39	$0.25
Average number of shares outstanding	30,243	27,834	29,955	27,834

Adjusted Diluted Earnings Per Share
Net Income	$0.18	$0.16	$0.59	$0.48
Average number of shares outstanding	30,243	27,834	29,955	27,834

(a)	Represents results related to start-up operations and acquisition costs that are not capitalizable. This amount excludes rent and depreciation and amortization expense related to such operations.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
	Revenue	$(687)	$(73)	$(1,572)	$(325)
	Cost of services	1,404	133	2,994	702
	Rent	48	4	97	13
	Depreciation	$2	$—	$4	$—
	Total Non-GAAP adjustment	$767	$64	$1,523	$390

(b)	Represents share-based compensation expense incurred for the periods presented.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
	Cost of services	$296	$113	$734	$337
	General and administrative	1,806	155	5,283	1,058
	Total Non-GAAP adjustment	$2,102	$268	$6,017	$1,395

HE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)

(c)	Included in depreciation and amortization expenses related to patient base intangible assets at newly acquired senior living facilities.

(d)	Represents costs incurred to acquire an operation that are not capitalizable.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
	Cost of services	$—	$67	$—	$505
	General and administrative	—	5	—	108
	Total Non-GAAP adjustment	$—	$72	$—	$613

(e)	Costs incurred related to the Spin-Off that are included in general and administrative expense.

(f)
The portion of the costs incurred under the Transition Services Agreement identified as redundant or nonrecurring that are included in general and administrative expense or depreciation and amortization. Total fees under incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,389 and $4,250 for the three and nine months ended September 30, 2020, respectively.

		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
	General and administrative	$96	$—	$413	$—
	Depreciation and amortization(1)	291	158	784	208
	Total Non-GAAP adjustment	$387	$158	$1,197	$208

	(1)	Consists of depreciation and amortization on IT hardware and software acquired to build infrastructure in anticipation of our transition from Ensign's IT infrastructure.

(g)	Represents incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,121 and $1,675 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for the three and nine months ended September 30, 2020, respectively. For three months ended September 30, 2020, the sequestration revenue exceeded the incremental costs incurred by the Company.
		Three Months Ended September 30,		Nine Months Ended September 30,
		2020	2019	2020	2019
	Increased Medicare Reimbursements	$(1,121)	$—	$(1,675)	$—
	Cost of services	814	—	2,496	—
	General and administrative	—	—	32	—
	Total Non-GAAP adjustment	$(307)	$—	$853	$—

(h)
Represents an adjustment to the provision for income tax to our year to date effective tax rate of 25.8% and 25.2% for the nine months ended September 30, 2020, respectively. This rate excludes the tax benefit of shared-based payment awards.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile Consolidated and Combined Net Income (Loss) to Consolidated and Combined EBITDA, and Consolidated Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Consolidated and combined net income (loss)	$4,407	$1,803	$11,724	$6,974
Less: Net income attributable to noncontrolling interest	—	279	—	629
Add: Provision for income taxes (benefit)	104	123	2,430	91
Net interest expense	192	—	896	—
Depreciation and amortization	1,212	1,071	3,434	2,843
Consolidated and Combined EBITDA	5,915	2,718	18,484	9,279
Adjustments to Consolidated and Combined EBITDA
Add: Costs at start-up operations(a)	717	60	1,422	377
Share-based compensation expense(b)	2,102	268	6,017	1,395
Acquisition related costs(c)	—	72	—	613
Spin-off related transaction costs(d)	—	3,372	—	8,020
Transition services costs(e)	96	—	413	—
Net COVID-19 related costs and supplies(f)	(307)	—	853	—
Rent related to item (a) above	48	4	97	13
Consolidated and Combined Adjusted EBITDA	8,571	6,494	27,286	19,697
Rent—cost of services	9,721	8,538	29,194	25,368
Rent related to item (a) above	(48)	(4)	(97)	(13)
Adjusted rent—cost of services	9,673	8,534	29,097	25,355
Consolidated Adjusted EBITDAR	$18,244		$56,383

(a)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(b)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(c)	Acquisition related costs that are not capitalizable.
(d)	Costs incurred related to the Spin-Off are included in general and administrative expense.
(e)
A portion of the costs incurred under the Transition Services Agreement (as defined in Note 3, Related Party Transactions and Net Parent Investment) identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,389 and $4,250 for the three and nine months ended September 30, 2020, respectively.

(f)	Represents incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,121 and $1,675 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for the three and nine months ended September 30, 2020, respectively. For three months ended September 30, 2020, the sequestration revenue exceeded the incremental costs incurred by the Company.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

Beginning in the third quarter of 2019, the GAAP segment measure of profit and loss was changed from segment income (loss) before provision for income taxes to Adjusted Segment EBITDAR from Operations. Prior period presentation has been revised to reflect the new measurement.

The following table presents certain financial information regarding our reportable segments. General and administrative expenses are not allocated to the reportable segments and are included in “All Other”:

	Three Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Three Months Ended September 30, 2020
Revenue	$64,379	$34,018	$—	$98,397
Segment Adjusted EBITDAR from Operations	$13,530	$11,684	$(6,970)	$18,244
Three Months Ended September 30, 2019
Revenue	$55,171	$33,227	$—	$88,398
Segment Adjusted EBITDAR from Operations	$8,499	$11,574	$(5,045)	$15,028

	Nine Months Ended September 30,
	Home Health and Hospice Services	Senior Living Services	All Other	Total
Segment GAAP Financial Measures:
Nine Months Ended September 30, 2020
Revenue	$179,125	$103,861	$—	$282,986
Segment Adjusted EBITDAR from Operations	$34,681	$37,673	$(15,971)	$56,383
Nine Months Ended September 30, 2019
Revenue	$151,496	$97,543	$—	$249,039
Segment Adjusted EBITDAR from Operations	$23,873	$35,703	$(14,524)	$45,052

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The table below provides a reconciliation of Segment Adjusted EBITDAR from Operations above to income from operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Segment Adjusted EBITDAR from Operations(a)	$18,244	$15,028	$56,383	$45,052
Less: Depreciation and amortization	1,212	1,071	3,434	2,843
Rent—cost of services	9,721	8,538	29,194	25,368
Other Income	225	—	225	—
Adjustments to Segment EBITDAR from Operations:
Less: Costs at start-up operations (b)	717	60	1,422	377
Share-based compensation expense (c)	2,102	268	6,017	1,395
Acquisition related costs (d)	—	72	—	613
Spin-off related transaction costs (e)	—	3,372	—	8,020
Transition services costs(f)	96	—	413	—
Net COVID-19 related costs (g)	(307)	—	853	—
Add: Net income attributable to noncontrolling interest	—	279	—	629
Consolidated and Combined income (loss) from Operations	$4,478	$1,926	$14,825	$7,065

(a)
Segment Adjusted EBITDAR from Operations is net income attributable to the Company's reportable segments excluding the interest expense, provision for income taxes, depreciation and amortization expense, rent, and, in order to view the operations performance on a comparable basis from period to period, certain adjustments including: (1) costs at start-up operations, (2) share-based compensation, (3) acquisition related costs, (4) Spin-Off transaction costs, (5) redundant and nonrecurring costs associated with the transition services agreement, (6) net income attributable to noncontrolling interest, and (7) net COVID-19 related costs. General and administrative expenses are not allocated to the reportable segments, and are included as “All Other”, accordingly the segment earnings measure reported is before allocation of corporate general and administrative expenses. The Company’s CODM uses Segment Adjusted EBITDAR from Operations as the primary measure of profit and loss for the Company's reportable segments and to compare the performance of its operations with those of its competitors. The Company's segment measures may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(b)	Represents results related to start-up operations. This amount excludes rent and depreciation and amortization expense related to such operations.
(c)	Share-based compensation expense incurred which is included in cost of services and general and administrative expense.
(d)	Acquisition related costs that are not capitalizable.
(e)	Costs incurred related to the Spin-Off are included in general and administrative expense.
(f)	A portion of the costs incurred under the Transition Services Agreement (as defined in Note 3, Related Party Transactions and Net Parent Investment) identified as redundant or nonrecurring that are included in general and administrative expense. Fees incurred under the Transition Services agreement, net of the Company’s payroll reimbursement, were $1,389 and $4,250 for the three and nine months ended September 30, 2020, respectively.
(g)	Represents incremental costs incurred as part of the Company's response to COVID-19 including direct medical supplies, labor, and other expenses, net of $1,121 and $1,675 in increased revenue related to the 2% payment increase in Medicare reimbursements for sequestration relief for the three and nine months ended September 30, 2020, respectively. For three months ended September 30, 2020, the sequestration revenue exceeded the incremental costs incurred by the Company.

THE PENNANT GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands)

The tables below reconcile segment adjusted EBITDAR from operations to segment EBITDA for each reportable segment for the periods presented:

	Three Months Ended September 30,
	Home Health and Hospice		Senior Living
	2020	2019	2020	2019

Segment Adjusted EBITDAR from Operations	$13,530	$8,499	$11,684	$11,574
Less: Rent—cost of services	846	725	8,875	7,813
Rent related to start-up operations	(18)	(4)	(30)	—
Segment Adjusted EBITDA from Operations	$12,702	$7,778	$2,839	$3,761

	Nine Months Ended September 30,
	Home Health and Hospice		Senior Living
	2020	2019	2020	2019

Segment Adjusted EBITDAR from Operations	$34,681	$23,873	$37,673	$35,703
Less: Rent—cost of services	2,570	2,139	26,624	23,229
Rent related to start-up operations	(47)	(13)	(50)	—
Segment Adjusted EBITDA from Operations	$32,158	$21,747	$11,099	$12,474

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. Adjusted EBITDA consists of net income attributable to the Company before (a) provisions for income taxes, (b) depreciation and amortization, (c) costs incurred for start-up operations, including rent and excluding depreciation, interest and income taxes, (d) share-based compensation expense, (e) non-capitalizable acquisition related costs, (f) spin-off related transaction costs, (g) redundant or non-recurring transition services costs, and (h) incremental costs due to COVID-19 response net of 2% Medicare reimbursement increase for sequestration holiday. Consolidated Adjusted EBITDAR is a valuation measure applicable to current periods only and consists of net income attributable to the Company before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for start-up operations, excluding rent, depreciation, interest and income taxes, (f) share-based compensation expense, (g) acquisition related costs, (h) spin-off transaction costs, (i) redundant or non-recurring transition services costs, (j) net income attributable to noncontrolling interest, and (k) net COVID-19 related costs. The company believes that the presentation of EBITDA, adjusted EBITDA, consolidated adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income, adjusted net income per share, EBITDA, adjusted EBITDA and consolidated adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.pennantgroup.com.